Fourth Amended and Restated
Schedule A
to the
Fund Accounting Services Agreement
Dated October 1, 2010
between
American Independence Funds Trust
and
UMB Fund Services, Inc.

Name of Funds

American Independence Carret Core Plus Fund (I, A share classes)
AI Large Cap Growth Fund (I, A, C share classes)
AI International Fund (I, A share classes)
American Independence Kansas Tax-Exempt Bond Fund (I, A, C share classes)
American Independence U.S. Inflation-Protected Fund (I, A, C, Premier share classes)
American Independence JAForlines Global Tactical Allocation Fund (I, A, C share classes)
American Independence Hillcrest Small Cap Value Fund (I, A, C share classes)

The undersigned hereby execute this Fourth Amended and Restated Schedule A to the Fund Accounting Services Agreement dated October 1, 2010 and executed between American Independence Funds Trust and UMB Fund Services, Inc., to be effective as of June 20, 2017.

UMB FUND SERVICES, INC.

By: [signature]

Name: TERRANCE GALLAGHER

Title: EVP

AMERICAN INDEPENDENCE FUNDS TRUST

By: [signature]

Name: DARLENE T DEREMER

Title: President